UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

GENESIS HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

101 East State Street, Kennett Square, PA 19348
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

     On August 18, 2006, Genesis HealthCare Corporation (the “Company”) and Omnicare, Inc. “Omnicare”) entered into (i) that certain Amended and Restated Master Agreement for Pharmacy, Pharmacy Consulting and Related Products and Services, dated as of July 1, 2006, which agreement amends and restates that certain Master Agreement for Pharmacy, Pharmacy Consulting and Related Products and Services, dated as of December 1, 2003, by and between the Company and NeighborCare Pharmacy Services, Inc. (“NPS”), as first amended on May 7, 2004 and second amended on June 9, 2005 (the “Pharmacy Services Agreement”), and (ii) that certain Amended and Restated Master Agreement for Specialty Beds and Oxygen Concentrators, dated as of July 1, 2006, which agreement amends and restates that certain Master Agreement for Specialty Beds and Oxygen Concentrators, dated as of December 1, 2003, by and between the Company and NPS (the “Durable Medical Equipment Agreement”). On July 28, 2005, Omnicare acquired NPS in a merger transaction pursuant to which NPS became a wholly owned subsidiary of Omnicare. Pursuant to the above-referenced merger transaction, Omnicare succeeded to all of NPS’s rights and obligations under the Pharmacy Services Agreement and Durable Medical Equipment Agreement.

     Pharmacy Services Agreement

     The Company and Omnicare amended the Pharmacy Services Agreement in order to, among other things: (i) extend the initial term for an additional five (5) years to November 30, 2018; (ii) provide for annual price reviews and potential price adjustments based on the number of skilled nursing facility beds served by Omnicare under the Pharmacy Services Agreement; and (iii) reduce the prices paid by the Company for certain medications, including modifying the discounts available to the Company for its prompt payment of Omnicare invoices. The governing law of the Pharmacy Servcies Agreement was changed from Maryland to Delaware.

     Durable Medical Equipment Agreement

     The Company and Omnicare amended the Durable Medical Equipment Agreement in order to, among other things: (i) permit the Company to purchase or rent certain equipment directly from a certain manufacturer or its affiliates or successors; (ii) increase price discounts available to the Company for its prompt payment of Omnicare invoices; and (iii) reduce the cost to the Company for certain products. The governing law of the Durable Medical Equipment Agreement was changed from Maryland to Delaware.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2006	GENESIS HEALTHCARE CORPORATION

	By:	/s/ James V. McKeon
Name: James V. McKeon
Title: Chief Financial Officer